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Exhibit 99.2

Independent Auditors' Report

The Members
Detroit Entertainment L.L.C.:

        We have audited the balance sheets of Detroit Entertainment L.L.C., as of March 31, 2000, July 31, 2000, October 31, 2000, January 31, 2001, April 30, 2001, July 31, 2001, October 31, 2001 and January 31, 2002 and the related statements of operations, members' equity, and cash flows for the year ended December 31, 1999, for the three month period ended March 31, 2000, for the four month period ended July 31, 2000, and for the three month periods ended October 31, 2000, January 31, 2001, April 30, 2001, July 31, 2001, October 31, 2001 and January 31, 2002 (not presented separately herein). These financial statements are the responsibility of Detroit Entertainment L.L.C.'s management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Detroit Entertainment L.L.C. as of March 31, 2000, July 31, 2000, October 31, 2000, January 31, 2001, April 30, 2001, July 31, 2001, October 31, 2001 and January 31, 2002, and the results of its operations and cash flows for the year ended December 31, 1999, for the three month period ended March 31, 2000, for the four month period ended July 31, 2000, and for the three month periods ended October 31, 2000, January 31, 2001, April 30, 2001, July 31, 2001, October 31, 2001 and January 31, 2002 in conformity with accounting principles generally accepted in the United States of America.

/s/ KPMG LLP

February 22, 2002

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